UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2015

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2015, Houghton Mifflin Harcourt Publishing Company, Houghton Mifflin Harcourt Publishers Inc. and HMH Publishers LLC, (collectively, the “Borrowers” and each, a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company”)), and certain affiliates entered into a Fourth Amendment to the Superpriority Senior Secured Debtor-in-Possession and Exit Revolving Loan Credit Agreement, dated as of May 22, 2012, as amended, with the requisite lenders and Citibank, N.A., as administrative agent (the “Fourth Amendment”).  The Fourth Amendment permits the Borrowers to increase the aggregate amount of indebtedness they may incur under their term loan facility to $800,000,000, plus the aggregate amount of any incremental facilities provided for therein. The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which is incorporated by reference herein and attached as Exhibit 10.1 hereto.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
On May 19, 2015, the Company’s board of directors (the “Board”) approved the participation of Bridgett Paradise, Senior Vice President and Chief People Officer (one of the Company’s “named executive officers,” as defined in Item 402(a)(3) of Regulation S-K), as a participant in the HMH Holdings (Delaware), Inc. Change in Control Severance Plan (the “Plan”). The Plan provides for “double-trigger” severance payments, which means that both a change in control of the Company and a termination of employment (either by the Company other than for cause and other than due to death or disability, or by the executive for good reason) must occur in order for a participant’s severance benefits to be triggered under the Plan. Ms. Paradise has been designated as a “Tier II Employee” under the Plan. If Ms. Paradise were to become eligible to receive severance benefits under the Plan, then, subject to her execution of a release of claims, her severance payment would consist of: (i) 200% of her base salary; plus (ii) 100% of her target annual bonus; plus (iii) a pro-rata target annual bonus. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference herein as Exhibit 10.2 hereto.
Departure of Director
Effective May 20, 2015, Sheru Chowdhry resigned as a director of the Company pursuant to the terms of the Company’s Amended and Restated Director Nomination Agreement with certain of its stockholders affiliated with Paulson & Co. Inc. (“Paulson”), which requires that such resignation take effect upon Paulson’s ceasing to beneficially own at least 15% of the Company’s issued and outstanding common stock. The beneficial ownership of the Paulson stockholders dropped below such threshold in connection with the transactions described in Item 8.01 below.  In connection with Mr. Chowdhry’s departure, the Board reduced its size from nine to eight directors.
Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

The following items were voted upon by stockholders at the Annual Meeting:

1.             Each of the director nominees was elected to serve until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
The votes for the election of directors are set forth below:
Nominee	For	Withhold	Broker Non-Votes
Linda K. Zecher	128,034,230	673,510	6,285,569
Lawrence K. Fish	125,688,654	3,019,086	6,285,569
John R. McKernan, Jr.	127,905,017	802,723	6,285,569
John F. Killian	127,909,180	798,560	6,285,569
L. Gordon Crovitz	127,909,754	797,986	6,285,569
Sheru Chowdhry	105,352,024	23,355,716	6,285,569
Jill A. Greenthal	128,025,054	682,686	6,285,569
E. Rogers Novak, Jr.	128,037,792	669,948	6,285,569
Jonathan F. Miller	122,017,856	6,689,884	6,285,569

As noted in Item 5.02, above, Mr. Chowdhry subsequently resigned from the Board effective as of May 20, 2015 in connection with the transactions described in Item 8.01, below.

2.            The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
127,874,363	831,483	1,894	6,285,569

3.            The Company’s Employee Stock Purchase Plan was approved, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
127,986,348	515,077	206,315	6,285,569

4.            The Company’s 2015 Omnibus Incentive Plan was approved, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
127,215,487	1,491,858	395	6,285,569

5.            The stockholder proposal regarding the Company’s capital allocation strategy was not approved by the stockholders. The votes regarding this proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
7,865,571	120,828,225	13,944	6,285,569

6.            The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
134,969,462	21,748	2,099	0

Item 8.01.                     Other Events.
On May 20, 2015, the Company closed the secondary offering of 12,161,595 shares of its common stock (including 1,586,295 shares of common stock purchased by the underwriters pursuant to their option to purchase additional shares) by stockholders affiliated with Paulson at a public offering price of $23.00 per share.  The Company did not sell any shares of common stock in, and did not receive any proceeds from, the offering.
In connection with the offering, on May 14, 2015, the Company and the selling stockholders affiliated with Paulson entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co. as the representatives of the several underwriters named in Schedule I thereto. The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is which is incorporated by reference herein and attached as Exhibit 1.1 hereto.
The shares sold in the offering have been offered and sold pursuant to a shelf registration statement on Form S-3ASR (File No. 333-203774) that the Company filed on May 1, 2015 with the Securities and Exchange Commission (the “Commission”) and which became automatically effective upon filing. A final prospectus supplement relating to the offering was filed with the Commission on May 15, 2015.
Shortly after the closing of the public offering, the Company and certain of the selling stockholders affiliated with Paulson closed the previously announced repurchase by the Company of 6,521,739 shares of its common stock from such stockholders at the price of $23.00 per share.

Item 9.01.                     Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description
1.1
Underwriting Agreement, dated May 14, 2015, among Houghton Mifflin Harcourt Company, the selling stockholders named on Schedule II thereto and Morgan Stanley & Co. LLC and Goldman, Sachs & Co. as representatives of the underwriters named in Schedule I thereto.

10.1
Fourth Amendment, dated as of May 19, 2015, to the Superpriority Senior Secured Debtor-in-Possession and Exit Revolving Loan Credit Agreement, dated as of May 22, 2012, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers, LLC, and Houghton Mifflin Harcourt Publishing Company, the subsidiary guarantors and lenders party thereto, and Citibank, N.A. as Administrative Agent and Collateral Agent.

10.2
HMH Holdings (Delaware) Inc. Change in Control Severance Plan, (incorporated herein by reference to Exhibit No. 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

Dated:  May 20, 2015

Exhibit Index
Exhibit No.	Description
1.1	Underwriting Agreement, dated May 14, 2015, among Houghton Mifflin Harcourt Company, the selling stockholders named on Schedule II thereto and Morgan Stanley & Co. LLC and Goldman, Sachs & Co. as representatives of the underwriters named in Schedule I thereto.
10.1	Fourth Amendment, dated as of May 19, 2015, to the Superpriority Senior Secured Debtor-in-Possession and Exit Revolving Loan Credit Agreement, dated as of May 22, 2012, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers, LLC, and Houghton Mifflin Harcourt Publishing Company, the subsidiary guarantors and lenders party thereto, and Citibank, N.A. as Administrative Agent and Collateral Agent.
10.2
HMH Holdings (Delaware) Inc. Change in Control Severance Plan, (incorporated herein by reference to Exhibit No. 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).